EXHIBIT 11.1

                     STORMEDIA INCORPORATED AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                          THREE MONTHS ENDED                               YEAR ENDED
                                                   -----------------------------------            ------------------------------
                                                   DECEMBER 31,           DECEMBER 31,            DECEMBER 31,      DECEMBER 31,
                                                      1996                   1995                    1996              1995
                                                   ------------           ------------            ------------      ------------
PRIMARY:
Statement of operations data:
  Net earnings                                      $   322                 $ 8,397                 $ 8,458           $21,158
                                                    =======                 =======                 =======           =======
Weighted average number of common and dilutive
  equivalent shares used in computations:
  Common Stock                                       17,414                  16,977                  17,414            11,207
  Stock options and other common stock equivalent     1,147                   1,521                     762             1,605
                                                    -------                 -------                 -------           -------
    Subtotal                                         18,561                  18,498                  18,176            12,812

Pursuant to Staff Accounting Bulletin No. 83:
  Preferred Stock converted on an as-of basis
    according at exercises prices less that the
    anticipated initial public offering price using
    the treasury stock method                          --                      --                      --               2,363
  Stock options                                        --                      --                      --                 139
                                                    -------                 -------                 -------           -------
Shares used in computing net earnings per share      18,561                  18,498                  18,176            15,314
                                                    -------                 -------                 -------           -------
NET EARNINGS PER SHARE                              $  0.02                 $  0.45                 $  0.47           $  1.38
                                                    =======                 =======                 =======           =======
FULLY DILUTED:
Statement of operations data:
  Net earnings                                      $   322                 $ 8,397                 $ 8,458           $21,158
                                                    =======                 =======                 =======           =======
Weighted average number of common and dilutive
  equivalent shares used in computations:
  Common Stock                                       17,414                  16,977                  17,414            11,222
  Stock options and other common stock
  equivalents                                         1,272                   1,521                     795             1,616
                                                    -------                 -------                 -------           -------
    Subtotal                                         18,686                  18,498                  18,209            12,838

Pursuant to Staff Accounting Bulletin No. 83:
  Preferred Stock converted on an as-if basis
    according at exercise prices less than the
    anticipated initial public offering price using
    the treasury stock method                          --                      --                      --               2,361
  Stock options                                        --                      --                      --                 139
                                                    -------                 -------                 -------           -------
Shares used in computing net earnings per share      18,686                  18,498                  18,209            15,338
                                                    -------                 -------                 -------           -------
NET EARNINGS PER SHARE                              $  0.02                 $  0.45                 $  0.46           $  1.38
                                                    =======                 =======                 =======           =======

                                      -59-